EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-145791) of Concho Resources Inc. of our report dated September 16, 2008 relating to the special-purpose combined financial statements of the Henry Group Properties.
/s/ Davis, Kinard & Co., P.C.
Abilene, Texas
October 6, 2008